MASTECH HOLDINGS, INC. LETTER OF TRANSMITTAL

Investor ID Number

THIS LETTER OF TRANSMITTAL, INCLUDING THE ACCOMPANYING INSTRUCTIONS, SHOULD BE READ CAREFULLY BEFORE THIS LETTER OF TRANSMITTAL IS COMPLETED.

As of February 7, 2012, Mastech Holdings, Inc. is offering to purchase 608,000 shares of its stock in a tender offer. The offer is being made to all holders of Mastech Holdings, Inc. stock at a price not less than $4.65 nor greater than $5.50. This Letter of Transmittal is to be completed only if; (a) certificates for shares (as defined below) are being forwarded herewith or (b) a tender of book entry shares is being made to the account maintained by BNY Mellon Shareowner Services pursuant to section 3 of the offer to purchase.

I/we the undersigned, surrender to you for exchange the share(s) identified below. I/we certify that I/we have complied with all requirements as stated in the instructions on the reverse side, was/were the registered holder(s) of the shares of Mastech Holdings, Inc. stock represented by the enclosed certificates on the effective date of the tender offer, have full authority to surrender these certificate(s), and give the instructions in this Transmittal Form and warrant that the shares represented by these certificates are free and clear of all liens, restrictions, adverse claims and encumbrances.

PLEASE CERTIFY YOUR TAXPAYER IDENTIFICATION NUMBER (TIN) BY COMPLETING THE INFORMATION IN BOX NUMBER 6 ON THE REVERSE SIDE.

❶ Signature: This form must be signed by the registered holder(s) exactly as their name(s) appears above or by person(s) authorized to sign on behalf of the registered holder(s) by documents transmitted herewith.

X ______________________ | __________ | __________________
Signature of Shareholder | Date | Daytime Telephone #

X ______________________ | __________ | __________________
Signature of Shareholder | Date | Daytime Telephone #

❷ **Number of shares you own:**

Certificate	Book Entry

❸ **Number of shares you are tendering:**

Certificate	Book Entry

❹ Shares Tendered At A Price Determined By You:

By checking one of the following boxes below instead of the box under "Shares Tendered At A Price Determined Pursuant To The Offer," you are tendering shares at the price checked. This action could result in none of your shares being purchased if the purchase price selected by **Mastech Holdings, Inc.** for the shares is less than the price checked below. If you want to tender portions of your shares at more than one price, you must complete a separate Letter of Transmittal for each price at which you tender shares.

PRICE (IN DOLLARS) PER SHARE AT WHICH SHARES ARE BEING TENDERED

CHECK ONLY ONE BOX

IF MORE THAN ONE BOX IS CHECKED OR IF NO BOX IS CHECKED, THERE IS NO PROPER TENDER OF SHARES

(Shareholders who desire to tender shares at more than one price must complete a separate Letter of Transmittal for each price at which shares are tendered.)

☐ $4.65	☐ $4.80	☐ $4.95	☐ $5.10	☐ $5.25	☐ $5.40
☐ $4.70	☐ $4.85	☐ $5.00	☐ $5.15	☐ $5.30	☐ $5.45
☐ $4.75	☐ $4.90	☐ $5.05	☐ $5.20	☐ $5.35	☐ $5.50

OR

❺ Shares Tendered At A Price Determined Pursuant To The Offer:

☐ By checking this one box instead of one of the price boxes above, you are tendering shares and are willing to accept the purchase price selected by **Mastech Holdings, Inc.** in accordance with the terms of the offer. This action will maximize the chance of having **Mastech Holdings, Inc.** purchase your shares (subject to the possibility of proration). Note this action could result in your receiving a price per share as low as $4.65.

HOW TO CONTACT MELLON INVESTOR SERVICES

By Telephone – 9 a.m. to 6 p.m. New York Time, Monday through Friday, except for bank holidays:

From within the U.S., Canada or Puerto Rico:
1-800-777-3674 (Toll Free)
From outside the U.S.:
1-XXX-XXX-XXX (Collect)

WHERE TO FORWARD YOUR TRANSMITTAL MATERIALS

BNY Mellon Shareowner Services
Attn: Corporate Action Dept.
P.O. Box 3301
South Hackensack, NJ 07606

BNY Mellon Shareowner Services
Attn: Corporate Action Dept., 27th Floor
480 Washington Boulevard
Jersey City, NJ 07310

6 **SUBSTITUTE FORM W-9 – Department of the Treasury, Internal Revenue Service**
Payer's Request for Taxpayer Identification Number (TIN)

Part 1 – PLEASE PROVIDE YOUR TAXPAYER IDENTIFICATION NUMBER ("TIN") IN THE BOX AT THE RIGHT AND CERTIFY BY SIGNING AND DATING BELOW → **FILL IN** the space below.

Under penalties of perjury, I certify that:

1. The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me); and
2. I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and
3. I am a U.S. citizen or other U.S. person (including a U.S. resident alien).

EXEMPT PAYEE ☐

Please check appropriate box:

Individual/sole proprietor ☐

C Corporation ☐ S Corporation ☐

Partnership ☐ Trust/estate ☐

☐ Limited liability company. Enter the tax classification (C=C Corporation, S=S Corporation, P=Partnership)

▸ ______________________
Enter appropriate tax classification here

☐ Other ▶ ______________________
See enclosed instructions

Certification Instructions. You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return. For real estate transactions, item 2 does not apply. For mortgage interest paid, acquisition or abandonment of secured property, cancellation of debt, contributions to an individual retirement arrangement (IRA), and generally, payments other than interest and dividends, you are not required to sign the certification, but you must provide your correct TIN.

Signature ______________________________________ Date ______________

Rev. January 2011

If you cannot produce some or all of your **Mastech Holdings, Inc.** stock certificates, you must obtain a lost instrument open penalty surety bond. Please see the reverse side of this form for instructions.

7 **AFFIDAVIT OF LOST, MISSING OR DESTROYED CERTIFICATE(S) AND AGREEMENT OF INDEMNITY**
THIS AFFIDAVIT IS INVALID IF NOT SIGNED BELOW AND A CHECK IS NOT INCLUDED

TOTAL SHARES LOST ☞	
Please Fill In Certificate No(s). If Known	Number of Shares
Attach separate schedule if needed	

TOTAL SHARES LOST ☞	
Please Fill In Certificate No(s). If Known	Number of Shares
Attach separate schedule if needed	

By signing this form I/We swear, depose and state that: I/We am/are the lawful owner(s) of the certificate(s) hereinafter referred to as the "securities" described in the Letter of Transmittal. The securities have not been endorsed, pledged, cashed, negotiated, transferred, assigned, or otherwise disposed of. I/We have made a diligent search for the securities and have been unable to find it or them and make this Affidavit for the purpose of inducing the sale, exchange, redemption, or cancellation of the securities, as outlined in the Letter of Transmittal, without the surrender of the original(s), and also to request and induce Federal Insurance Company to provide suretyship for me to cover the missing securities under its Blanket Bond # 8302-00-67. I/We hereby agree to surrender the securities for cancellation should I/We, at any time, find the securities.

I/We hereby agree for myself/ourselves, my/our heirs, successors, assigns and personal representatives, in consideration of the proceeds of the sale, exchange, redemption or cancellation of the securities, and the aforementioned suretyship, to indemnify, protect and hold harmless Federal Insurance Company (the Surety), BNY Mellon Shareowner Services, **Mastech Holdings, Inc., all their subsidiaries and any other party to the transaction,** from and against any and all loss, costs, and damages including court costs and attorney's fees, which they may be subject to or liable for in respect to the sale, exchange, redemption, or cancellation of the securities without requiring surrender of the original securities. The rights accruing to the parties under the preceding sentence shall not be limited or abridged by their negligence, inadvertence, accident, oversight, breach or failure to inquire into, contest, or litigate any claim, whenever such negligence, inadvertence, accident, oversight, breach or failure may occur or may have occurred. I/We agree that this Affidavit and Indemnity Agreement is to become part of Blanket Bond # 8302-00-67 underwritten by Federal Insurance Company.

Any person who, knowingly and with intent to defraud any insurance company or other person, files an application or statement of claim, containing any materially false information, or conceals for the purpose of misleading, information concerning any fact material thereto, commits a fraudulent insurance act, which is a crime, and shall also be subject to civil penalties as prescribed by law.

X Signed by Affiant (stockholder) ______________________________ on this (date) ______________________________
(Deponent) (Indemnitors) (Heirs Individually) Month Day Year

Social Security # ______________________ Date ______________________ Notary Public ______________________

Lost Securities Surety Premium/Service Fee Calculation

The following formula should be used to calculate the surety premium, if any, and service fee that you must submit with this form.

1. Calculate the share value of the lost shares by multiplying the number of shares that are lost by the Cash Rate:
- *Enter number of share(s) lost ______________ X (Cash Rate) $XXXXX.XX = $______________ share value*
- ***If the share value exceeds $500,000, or if the shareholder is foreign, do not complete this affidavit. Complete only the Transmittal Form and contact BNY Mellon Shareowner Services regarding the lost certificate(s).***

2. Only calculate a Surety Premium if the share value exceeds $3,000.00, otherwise enter zero (0) on the Surety Premium line below.
- *The surety premium equals 1% (.01) of the share value noted in line 1 above: $__________ X (1%) or (.01) = ...$______________ Surety Premium*

3. Add the service fee based on the share value fee guide noted below.....................................$______________ Service Fee
- *If the share value is less than or equal to $250.00, the Service Fee = $50.00*
- *If the share value is greater than $250.00 but less than or equal to $3,000.00, the Service Fee = $100.00*
- *If the share value is greater than $3,000.00, the Service Fee = $200.00*

4. Total amount due (add lines 2 & 3)..$______________ Total Amount

Please enclose a money order, certified check or cashiers' check for the required amount, made payable to BNY Mellon Shareowner Services.

INSTRUCTIONS FOR COMPLETING THE STOCK TRANSMITTAL FORM

1. Sign, date and include your daytime telephone number in this Transmittal Form in Box 1 and after completing all other applicable sections return this form and your stock certificates in the enclosed envelope.
2. Your certificated share(s) and/or Book Entry Shares you hold are shown in Box 2.
3. Please indicate the total number of certificated share(s) and/or book entry shares of **Mastech Holdings, Inc.** stock you are tendering in Box 3.
4. Indication of Price at which Shares are being Tendered. If you want to tender your shares you must properly complete the pricing section of this Letter of Transmittal, which is called "Shares Tendered At A Price Determined By You". You must check one box in the pricing section. If more than one box is checked or no box is checked, your shares will not be properly tendered. If you want to tender portions of your shares at more than one price, you must complete a separate Letter of Transmittal for each price at which you tender shares. However, the same shares cannot be tendered at more than one price, unless previously and properly withdrawn as provided in Section "4" of the Offer to Purchase.
5. By checking the box in Section 5 instead of one of the price boxes in Section 4, you are tendering shares and are willing to accept the purchase price selected by **Mastech Holdings, Inc.** in accordance with the terms of the offer. This action will maximize the chance of having **Mastech Holdings, Inc.** purchase your shares (subject to the possibility of proration). Note this action could result in you receiving a price per share as low as Price 1.
6. **PLEASE SIGN IN BOX 6 TO CERTIFY YOUR TAXPAYER ID OR SOCIAL SECURITY NUMBER** if you are a U.S. Taxpayer. If the Taxpayer ID or Social Security Number is incorrect or blank, write the corrected number in Box 6 and sign to certify. Please note that BNY Mellon Shareowner Services may withhold 28% of your proceeds as required by the IRS if the Taxpayer ID or Social Security Number is not certified on our records. **To avoid back up withholding, you are required to fully and accurately complete the Substitute Form W-9. For additional instructions, please see the "*Important Tax Information*" document. Note: You are required to check the appropriate box for your status (Individual/Sole proprietor, Corporation, etc) to avoid withholding.** If you are a non - U.S. Taxpayer, please complete and return form W-8BEN.
7. If you cannot locate some or all of your stock certificates, please follow the instructions provided and complete Box 7, the **Affidavit of Lost, Missing or Destroyed Certificate(s) and Agreement of Indemnity section,** located above.